UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

INFORMATION STATEMENT PURSUANT TO
SCHEDULE 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:
☑           Preliminary Information Statement
☐           Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐           Definitive Information Statement

Colorado Goldfields Inc.
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☑           No fee required.
☐           Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined)

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

COLORADO GOLDFIELDS INC.
10920 West Alameda Ave, Suite 201
Lakewood, Colorado  80226
Phone (303) 984-5324

INFORMATION STATEMENT
Pursuant To Section 14(c) of the Securities Exchange Act of 1934
Approximate Date of Mailing:  May ____, 2013

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND A PROXY

General Information

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “ Exchange Act ”), to the holders (the “ Stockholders ”) of the Class A Common Stock, par value $0.001 per share, and Class B Common Stock $0.001 par value, (the “ Common Stock ”), of Colorado Goldfields Inc., a Nevada corporation (the “ Company ”) as of May 15, 2013 (the “ Record Date ”) to notify such stockholders of the following:

On May 13, 2013 pursuant to Nevada Revised Statutes (“NRS”) 78.320 the Company received written consents in lieu of a meeting of Stockholders from the Officer and Director Stockholders holding 185,811 shares of Class A Common Stock, and 451,373,573 shares of Class B Common Stock (which carry voting rights 100 times the amount per share of Class B Common Stock) representing 73.7% of the total possible votes outstanding (the “Majority Stockholders”), including all Common Stock, approving the amendment to the Articles of Incorporation of the Company (the “Amendment”). By such written consents, the Stockholders approved the following actions:

to establish and fix the total number of authorized shares of Class A Common Stock, par value $0.001 per share, that the Company is authorized to issue, at one billion.

A copy of the Certificate of Amendment to the Articles of Incorporation effecting the Amendment, in substantially the form to be filed with the Secretary of State of Nevada, is attached to this Information Statement as Exhibit “A.”

On May 10, 2013 pursuant to NRS 78.315, the Board of Directors of the Company unanimously approved the Amendment, subject to Stockholder approval.  According to NRS 78.390, a majority of the outstanding shares of voting capital stock entitled to vote on the matter is required in order to amend the Company’s Articles of Incorporation.  The Majority Stockholders approved the Amendment by written consent in lieu of a meeting on May 13, 2013 in accordance with the Nevada Revised Statutes.  Accordingly, your consent is not required and is not being solicited in connection with the approval of the Amendment.

The Board of Directors has fixed the close of business on May 15, 2013, as the Record Date for the determination of Stockholders who are entitled to receive this Information Statement.

The entire cost of furnishing this Information Statement will be borne by the Company.  The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.  The Board of Directors has fixed the close of business on May 15, 2013 as the Record Date for the determination of Stockholders who are entitled to receive this Information Statement.

You are being provided with this Information Statement pursuant to Section 14(c) of the Exchange Act and Regulation 14C and Schedule 14C thereunder, and, in accordance therewith, the Amendment will not be filed with the Secretary of State of the State of Nevada so as to become effective until at least 21 calendar days after the mailing of this Information Statement.

This Information Statement is being mailed on or about May _____, 2013 to all Stockholders of record as of the Record Date.

NO VOTE OR OTHER CONSENT OF OUR STOCKHOLDERS IS SOLICITED IN CONNECTION WITH THIS INFORMATION STATEMENT.  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Purpose and Effect of Increasing the Authorized Shares of Common Stock

The Amendment to increase the authorized capital is being made, in part, to provide the Company with more flexibility and opportunities to conduct equity financings, acquisitions, and to satisfy the reserved but unissued requirements of convertible debt, option agreements, and warrant reserves in connection with financing activities.  The Company does not have any plans, proposals or arrangements, written or otherwise, to issue any of the newly available authorized shares of Class A Common Stock for any purpose, including future acquisitions and/or financings.

The Company believes that it is desirable to have additional authorized shares of Class A Common Stock available for possible future financings, possible future acquisition transactions, prudent reserves, and other general corporate purposes.  The Company believes that having such additional authorized shares of capital stock available for issuance in the future should give it greater flexibility and may allow such shares to be issued without the expense and delay of a special shareholders’ meeting or obtaining written consents to amend the articles of incorporation to increase authorized capital.  Although such issuance of additional shares with respect to future financings and acquisitions would dilute existing shareholders, management believes that such transactions would increase the total value of the Company to its shareholders.  The increase in authorized Class A Common Stock will not have any immediate effect on the rights of existing shareholders.

The proposed increase in the authorized number of shares of Class A Common Stock could have a number of effects on the Company’s stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares.  The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult.

Outstanding Securities and Voting Rights

As of May 15, 2013, the Company had authorized: (a) Two (2) million shares of Class A Common Stock, $0.001 par value, 656,224 shares of which were issued and outstanding, and approximately  1,138,278 shares were reserved for issuance pursuant to outstanding convertible promissory notes, and (b) 500 million shares of Class B Common Stock, $0.001 par value, 490,371,533 shares of which were issued and outstanding.

Each holder of Class A Common Stock is entitled to one (1) vote for each share of Class A Common Stock held on all matters submitted to a vote of Stockholders.  Each holder of Class B Common Stock is entitled to one hundred (100) votes for each share of Class B Common Stock held on all matters submitted to a vote of stockholders.  Under Nevada law, any action that may be taken at any stockholders’ meeting may be taken by written consent of the requisite number of stockholders required to take such action as if a vote was taken at a meeting at which the holders of 100% of the outstanding shares entitled to vote were present.  The Amendment requires the affirmative vote or written consent of the holders of a majority of the Company’s total voting power.

By written consent dated May 13, 2013, the stockholders owning more than a majority of the total votes available to the outstanding shares of the Class A Common Stock and the Class B Common Stock have approved the adoption and implementation of the Amendment.  Such action is sufficient to satisfy the applicable requirements of Nevada law that stockholders approve such actions.  Accordingly, stockholders who did not execute a written consent will not be asked to take further action on the Amendment at any future meeting, and the Board of Directors does not intend to solicit any proxies or consents from any other stockholders in connection with the Amendment.

The NRS provides in substance that unless the Company’s articles of incorporation provides otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.  The Amendment requires the affirmative vote or written consent of the holders of at least a majority of the Company’s voting power.

Stockholders' Rights

NRS 78.390 provides that every amendment to the Company's Articles of Incorporation shall first be adopted by the resolution of the Board of Directors and then be subject to the approval of stockholders entitled to vote on any such amendment.  Under NRS 78.390, an affirmative vote by stockholders holding shares entitling them to exercise at least a majority of the voting power is sufficient to amend the Company's Articles of Incorporation.  NRS 78.320 provides that, unless otherwise provided in the Company's Articles of Incorporation or the bylaws, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power.  In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the amendment described herein as early as possible in order to accomplish the purposes as herein described, the Company's Board of Directors voted to utilize, and did in fact obtain, the written consent of the holders of a majority in the interest of the Company's Common Stock.  NRS 78.320 provides that in no instance where action is authorized by written consent need a meeting of stockholders be called or notice given.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of the Company’s Class A Common Stock as of May 15, 2013, the Record Date, by (i) each person known by the Company to beneficially own more than five percent of the outstanding shares of Class A Common Stock, (ii) each current director and named executive officer of the Company and (iii) all executive officers and directors as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	15-May-13 Percentage of Class A Common Stock
Jo Grant Mining Co., Inc.	172,000	26.2%
The Magna Group	34,511	5.3%
C. Stephen Guyer	3,389	*
Lee R. Rice	301	*
Norman J. Singer	10,121	1.5%
All officers and directors (3 persons)	13,811	1.5%
Total Affiliate	220,322	33.6%
Total non-affiliate	435,902	66.4%
Total Outstanding Class A	656,224	100.0%

* Less than 1% of total outstanding shares

The following table sets forth certain information regarding the beneficial ownership of the Company’s Class B Common Stock as of May 15, 2013, by (i) each person known by the Company to beneficially own more than five percent of the outstanding shares of Class B Common Stock, (ii) each current director and named executive officer of the Company and (iii) all executive officers and directors as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	15-May-13 Percentage of Class B Common Stock
C. Stephen Guyer	361,198,924	74.0%
Lee R. Rice	90,049,649	18.0%
Norman J. Singer	125,000	*
All officers and directors (3 persons)	451,373,573	92.0%
Total Affiliate	451,248,573	92.0%
Total non-affiliate	39,122,960	8.0%
Total Outstanding Class B	490,371,533	100.0%

* Less than 1% of total outstanding shares

No Dissenters' Rights

The Nevada Revised Statutes and the Company's Articles of Incorporation and By-laws do not provide for dissenters’ rights of appraisal in connection with the actions proposed in this Information Statement.

Interest of Certain Persons in Matters to be Acted Upon

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee for election as a director, or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed amendment to our Articles of Incorporation that is not shared by all other stockholders.

Additional Information

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q with the Securities and Exchange Commission.  Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1580, 100 F Street, NE, Washington, DC 20549.  Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, NE, Washington, D.C. 20549, at prescribed rates.  The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System.

BY ORDER OF THE BOARD OF DIRECTORS
By:	/s/ Lee R. Rice
Name:	Lee R. Rice
Title:	Chief Executive Officer, Chairman
Date:	May____, 2013

Exhibit A

CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
OF
COLORADO GOLDFIELDS INC.

Pursuant to the provisions under the Nevada Revised Statutes 78.385 and 78.390, the undersigned hereby adopts the following Amendment to the Articles of Incorporation of Colorado Goldfields Inc:

1. Name of the Corporation is Colorado Goldfields Inc.

2. Article IV of the Articles of Incorporation is amended and restated to read as follows:

ARTICLE IV is hereby amended and restated in its entirety to read as follows:

Section 4.01 Number and Class.  The total number of shares of capital stock to which the Corporation has authority to issue is one billion five hundred million (1,500,000,000).  The total number of shares of Class A Common Stock which the Corporation is authorized to issue is one billion (1,000,000,000) having a par value of $0.001 each.  The total number of shares of Class B Common Stock which the Corporation is authorized to issue is five hundred million (500,000,000) having a par value of $0.001 each.

The Common Stock may be issued from time to time without action by the stockholders.  The Common Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors.

The Board of Directors of the Corporation shall have the authority, by resolution or resolutions, to: (1) issue such shares of Common Stock of either class in one of more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof, (2) establish and fix the distinguishing designation of each such series and the number of shares thereof, which number, by like action of the Board of Directors, from time to time thereafter, may be increased, except when otherwise provided by the Board of Directors in creating such series, and (3) within the limitations of applicable law of the State of Nevada or as otherwise set forth in this Article, to fix and determine the relative voting powers, designations, preferences, limitations, restrictions and relative rights of the various classes or stock or series thereof and the qualifications, limitations or restrictions such rights of each series so established prior to the issuance thereof.  There shall be no cumulative voting by shareholders.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provision of the articles of incorporation that have voted for the amendment is 36,126,801,253 share votes representing 73.7% of the outstanding share votes, which vote includes the consent of the holders of the currently outstanding Class A and Class B Common Stock.

Name:	/s/ Lee R. Rice
Title:	Chief Executive Officer, Chairman
Date:	May ____, 2013